                                                                 Exhibit 23.2

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Summit Financial Group, Inc. of our report, dated March 30, 2010, relating to our audit of the consolidated financial statements and internal control over financial reporting, which appears in the Annual Report on Form 10-K of Summit Financial Group, Inc. for the year ended December 31, 2009.

                          /s/ Arnett & Foster, P.L.L.C.

Charleston, West Virginia
October 21, 2010

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